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Securities Exchange Act of 1934

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Your Vote Counts! JACOBS SOLUTIONS INC. 2023 Annual Meeting Vote by January 23, 2023 11:59 PM ET. For shares held in a Plan, vote by January 19, 2023 11:59 PM ET. JACOBS SOLUTIONS INC. 1999 BRYAN STREET SUITE 3500 DALLAS, TX 75201 D93563-P81791 You invested in JACOBS SOLUTIONS INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on January 24, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 10, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote in Person or Virtually at the Point your camera here and Meeting* vote without entering a January 24, 2023 9:00 AM CST control number www.virtualshareholdermeeting.com/J2023 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot    to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Steven J. Demetriou For 1b. Christopher M.T. Thompson For 1c. Priya Abani For 1d. General Vincent K. Brooks For 1e. General Ralph E. Eberhart For 1f. Manny Fernandez For 1g. Georgette D. Kiser For 1h. Barbara L. Loughran For 1i. Robert A. McNamara For 1j. Robert V. Pragada For 1k. Peter J. Robertson For 2. Advisory vote to approve the Company’s executive compensation. For 3. Advisory vote on the frequency of shareholder advisory votes on the Company’s executive compensation. 1 Year 4. To approve the amendment and restatement of the Company’s Stock Incentive Plan. For 5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.